EXHIBIT 99.1

Press Release

Media Contact: Mark Undercoffler	Investor Relations Contact: Tim Ryan
415.984.6172	212.477.9007 x24
mark.undercoffler@ketchum.com	tryan@troutgroup.com

INSMED INCORPORATED REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2006

RICHMOND, VA – (May 8, 2006) – Insmed Incorporated (Nasdaq/NMS: INSM), a biopharmaceutical company focused on the development and commercialization of drugs for the treatment of metabolic and endocrine diseases with unmet medical needs, today announced results for the three month period ended March 31, 2006.

$000’s (except EPS)	Q1 2006	Q1 2005
Revenues	54	57
Net loss	(13,427)	(5,764)
Net cash used in operations	11,678	6,295
Earnings per share	(0.17)	(0.13)

Discussion of Revenue and Expense Items

Revenues for the three months ended March 31, 2006 were $54,000 as compared to $57,000 for the corresponding period of 2005.

The net loss for the first quarter ended March 31, 2006 was $13.4 million or $0.17 per share, as compared to a net loss of $5.8 million or $0.13 per share for the corresponding quarter of 2005.

The $7.7 million increase in the net loss for the first quarter of 2006, as compared to the corresponding quarter of 2005, was due to increases of $2.9 million in research and development (R&D), $2.5 in selling, general and administration (SG&A) and $2.5 million in interest expense. These increases in expense were partially offset by a $0.2 million rise in interest income. The increases in R&D and SG&A expenses resulted primarily from higher production and marketing expenses in support of our planned Q2 2006 IPLEX™ product launch, which remains on track, plus additional expenses related to the ongoing patent infringement and unfair business practices litigation. The increase in interest expense, all of which is non-cash, is due entirely to the acceleration of the debt discount on the March 2005 convertible notes, a number of which were converted during the first quarter of 2006. The increased investment income results mainly from the higher cash balance available for investment in the first quarter of 2006 as compared to the corresponding period of 2005.

As of March 31, 2006, the company had total cash and cash equivalents of $59.2 million which represents an increase of $40.4 million from December 31, 2005. This increase is mainly due to the $52.1 million in net cash provided by financing activities during the quarter, which includes the recent sale of equity and the cash from recent warrant exercises, and was partially offset by the use of $11.7 million in support of our business operations.

Press Release

Conference Call

Insmed will host a conference call on Monday, May 8, at 4:30 p.m. Eastern Time to discuss the financial results for the first quarter of 2006 and provide a business update.

Interested investors can listen to the call over the internet from Insmed’s investor relations website at www.insmed.com or by dialling (800) 475 -3716 (domestic) or (719) 457-2728 (international), passcode: 9480743

A telephonic replay of the call will be available for one week at (888) 203 -1112 (domestic) or (719) 457-0820 (international), passcode: 9480743. A web replay of the call will be available through our corporate website, in the investor relations segment, beginning at 6:00 p.m. Eastern Time.

About Insmed Incorporated

Insmed is a biopharmaceutical company focused on the development and commercialization of drug candidates for the treatment of metabolic diseases and endocrine disorders with unmet medical needs. For more information, please visit www.insmed.com. The company’s leading product, IPLEX was approved as an orphan drug by the United States Food and Drug Administration in December 2005 for the treatment of growth failure in children with severe primary IGF-I deficiency (Primary IGFD) or with growth hormone (GH) gene deletion who have developed neutralizing antibodies to GH.

About IPLEX

IPLEX, a complex of recombinant human IGF-I and its binding protein IGFBP-3 (rhIGF-I/rhIGFBP-3), is the only once-daily IGF-I replacement therapy. It is also the only FDA-approved therapy that provides both IGF-I and IGFBP-3 to treat children with severe primary IGFD. The drug, to be launched during the second quarter of 2006, is also being investigated for the treatment of various other diseases with unmet medical needs, including extreme insulin resistance, myotonic muscular dystrophy and HIV Associated Adipose Redistribution Syndrome (HARS).

About the Condition

Severe primary IGFD is a genetic or acquired condition in which patients do not generate sufficient quantities of insulin-like growth factor-I (IGF-I) due to defect in the growth hormone (GH) receptor/IGF-I pathway. Gene mutations leading to growth failure due to IGF-I deficiency have been identified in the growth hormone receptor, in the GH receptor signalling pathway, and in the IGF-I gene itself. Patients with severe primary IGFD present with marked short stature and a poor prognosis for adult stature.

Statements included within this press release, which are not historical in nature, may constitute forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, but are not limited to, statements regarding planned clinical trial design, our regulatory and business strategies, plans and objectives of management and growth opportunities for existing or proposed products. Such forward-looking statements are subject to numerous risks and uncertainties, including risks that product candidates may fail in the clinic or may not be successfully marketed or manufactured, we may lack financial resources to complete development of product candidates, the FDA may interpret the results of our studies differently than we have, competing products may be more successful, demand for new pharmaceutical products may decrease, the biopharmaceutical industry may experience negative market trends and other risks detailed from time to time in our filings with the Securities and Exchange Commission. As a result of these and other risks and uncertainties, actual results may differ materially from those described in this press release. For further information with respect to factors that could cause actual results to differ from expectations, reference is made to our reports filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The forward-looking statements made in this release are made only as of the date hereof and Insmed disclaims any intention or responsibility for updating predictions or financial guidance contained in this release.

Press Release

INSMED INCORPORATED

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$59,207	$18,835
Restricted cash	285	285
Other current assets	33	83

Total current assets	59,525	19,203

Long-term assets:
Restricted cash - long term	2,830	3,118
Deferred financing costs, net	270	532
Property and equipment, net	15	17

Total long-term assets	3,115	3,667
Total assets	$62,640	$22,870

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,243	$968
Accrued project costs & other	4	1,990
Payroll liabilities	926	1,574
Interest payable	28	52
Restructuring reserve	204	286

Total current liabilities	3,405	4,870

Long-term liabilities:
Convertible debt	6,013	11,438
Debt discount	(2,539)	(5,001)

Net convertible debt	3,474	6,437
Asset retirement obligation	1,182	1,034

Total liabilities	8,061	12,341

Stockholders’ equity:
Common stock; $.01 par value; authorized share 500,000,000; issued and outstanding shares, 100,150,700 in 2006 and 66,525,792 in 2005	1,001	665
Additional paid-in capital	321,663	264,522
Accumulated deficit	(268,085)	(254,658)

Net stockholders’ equity	54,579	10,529

Total liabilities and stockholders’ equity	$62,640	$22,870

Press Release

INSMED INCORPORATED

Condensed Consolidated Statements of Operations

(in thousands, except per share data - unaudited)

	Three Months Ended March 31
	2006	2005
Revenues	$54	$57

Operating expenses:
Research and development	7,174	4,287
Selling, general and administrative	3,800	1,293

Total operating expenses	10,974	5,580

Operating loss	(10,920)	(5,523)

Interest income	312	64
Interest expense	(2,819)	(305)

Net loss	$(13,427)	$(5,764)

Basic and diluted net loss per share	$(0.17)	$(0.13)

Shares used in computing basic and diluted net loss per share	79,987	44,986

Press Release

INSMED INCORPORATED

Consolidated Statements of Cash Flows

(in thousands - unaudited)

	Three Months Ended March 31
	2006	2005
Operating activities
Net loss	$(13,427)	$(5,764)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,726	226
Stock based compensation expense	270	—
Stock options issued for services	20	—
Changes in operating assets and liabilities:
Other assets	50	74
Accounts payable	1,275	(1,080)
Accrued project costs	(1,986)	(125)
Payroll liabilities	(648)	224
Restructuring reserve	(82)	(78)
Asset retirement obligation	148	148
Interest payable	(24)	80

Net cash used in operating activities	(11,678)	(6,295)

Financing activities
Proceeds from issuance of convertible debt with detachable stock warrants	—	35,000
Proceeds from issuance of common stock
Public offering - issuance of 23 million shares	43,240	—
Issuance costs	(316)	—
Warrants converted into shares	8,810	—
Other	28	87

Total proceeds from issuance of common stock	51,762	87
Costs incurred in conjunction with issuance of debt	—	(2,428)
Cash restricted to restricted letters of credit	288	185

Net cash provided by financing activities	52,050	32,844

Increase in cash and cash equivalents	40,372	26,549
Cash and cash equivalents at beginning of period	18,835	9,222

Cash and cash equivalents at end of period	$59,207	$35,771

Supplemental information
Cash paid for interest	$83	$—